Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 16, 2024, relating to the financial statements of LogicMark, Inc., which appears in the Annual Report on Form 10-K of LogicMark, Inc. for the year ended December 31, 2023. We also consent to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ BPM LLP

BPM LLP

Walnut Creek, California

December 13, 2024